UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

SHAOXUAN ZHANG, derivatively on behalf of ATERIAN, INC., Plaintiff, v. YANIV SARIG, et al., Defendants, and ATERIAN, INC., Nominal Defendant.	Lead Case 1:21-cv-08657-VM (Master) (Derivative Action)

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

OF STOCKHOLDER DERIVATIVE ACTION

TO: ALL PERSONS WHO OWNED ATERIAN, INC. (“ATERIAN” OR THE “COMPANY”) COMMON STOCK AS OF DECEMBER 12, 2022 AND WHO CONTINUE TO HOLD SUCH ATERIAN COMMON STOCK AS OF THE DATE OF THE SETTLEMENT HEARING, EXCLUDING THE INDIVIDUAL DEFENDANTS, THE OFFICERS AND DIRECTORS OF ATERIAN, MEMBERS OF THEIR IMMEDIATE FAMILIES, AND THEIR LEGAL REPRESENTATIVES, HEIRS, SUCCESSORS, OR ASSIGNS, AND ANY ENTITY IN WHICH THE INDIVIDUAL DEFENDANTS HAVE OR HAD DURING THE PERIOD DECEMBER 1, 2020 THROUGH DECEMBER 12, 2022 A CONTROLLING INTEREST.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD THE STOCK OF ATERIAN FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE DERIVATIVE MATTER. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

PLEASE NOTE THAT THERE IS NO CLAIMS PROCESS. THIS CASE WAS BROUGHT TO PROTECT THE INTERESTS OF ATERIAN ON BEHALF OF ITS STOCKHOLDERS. THE SETTLEMENT WILL RESULT IN CHANGES TO THE COMPANY’S CORPORATE GOVERNANCE, NOT IN PAYMENTS TO INDIVIDUALS, AND ACCORDINGLY, THERE WILL BE NO CLAIMS PROCEDURE.

A federal court authorized this Notice. This is not a solicitation from a lawyer.

I.
PURPOSE OF THIS NOTICE

This notice has been sent to you pursuant to Rule 23.1 of the Federal Rules of Civil Procedure and an Order of the United States District Court for the Southern District of New York (the “Court”). The purpose of this Notice of Pendency and Proposed Settlement of Stockholder Derivative Action (“Notice”) is to inform you of the consolidated derivative action pending in the Court captioned Zhang v. Sarig et al., Case No.: 1:21-cv-08657-VM (S.D.N.Y.) (the “Derivative Action”); the proposed settlement (“Settlement”) memorialized in a Stipulation and Agreement of Settlement, dated December 12, 2022 (the “Stipulation”); and of the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement. This Settlement resolves claims brought derivatively on behalf of Aterian against Yaniv Sarig, Fabrice Hamaide, Arturo Rodriguez, Bari A. Harlam, William H. Kurtz, Greg B. Petersen, Amy von Walter, Roi Zion Zahut, Joseph A. Risico, Tomer Pascal, and Mihal Chaouat-Fix (collectively, the “Individual Defendants”). Plaintiffs Shaoxuan Zhang, Michael Sheller, and Tyler Magnus are collectively referred to herein as “Plaintiffs.” This Notice describes the rights you may have in connection with the Settlement and what steps you may take in relation to the Settlement.

If you are a current holder of Aterian stock, you have a right to participate in a hearing to be held on March 17, 2023, at 11:00 a.m., before the Court at the Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, New York, New York 10007 (the “Settlement Hearing”) to determine whether the Court should approve the Settlement as fair, reasonable, adequate, and in the best interests of Aterian. The Court may adjourn the Settlement Hearing or conduct the Settlement Hearing remotely without further notice to current Aterian stockholders.

If the Court approves the Settlement, the parties will ask the Court at the Settlement Hearing to enter Judgment dismissing the Derivative Action with prejudice in accordance with the terms of the Stipulation, which will cause the release of the claims asserted in the Derivative Action. The Court has the right to adjourn the Settlement Hearing without further notice. The Court also has the right to approve the Settlement with or without modifications, and to enter its final judgment dismissing the Derivative Action on the merits and with prejudice and to order the payment of attorneys’ fees and expenses to Plaintiffs’ Counsel and service awards for the Plaintiffs without further notice.1

1 All capitalized terms used herein, unless otherwise defined, are defined as set forth in the Stipulation.

II.
BACKGROUND OF THE CONSOLIDATED DERIVATIVE ACTION

On October 21, 2021, Zhang v. Sarig, et al., Case No.: 1:21-cv-08657 (S.D.N.Y.), was filed in the Court, asserting claims under Sections 10(b), 21D, and 14(a) of the Exchange Act, breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement, and waste. On October 25, 2021, Sheller v. Sarig, et al., Case No.: 1:21-cv-08733 (S.D.N.Y.), was filed in the Court, asserting claims for disseminating false and misleading information to stockholders, unjust enrichment, waste, and under Sections 10(b) and 21D of the Exchange Act. On November 10, 2021, Magnus v. Sarig, et al., Case No.: 1:21-cv-09301 (S.D.N.Y.), was filed in the Court, asserting claims under Sections 14(a) and 20(a) of the Exchange Act, breach of fiduciary duty for insider trading, breach of fiduciary for failure of oversight, unjust enrichment, and waste.

Pursuant to an Order dated November 16, 2021, the three cases were consolidated and docketed under the Zhang case number, and pursuant to a Stipulation and Order dated November 18, 2021, Johnston Fistel, LLP was appointed lead counsel for Plaintiffs. The matters comprising the Derivative Action were filed following the initiation of a related putative securities class action, which had been consolidated under the caption Tate, et al. v. Aterian, Inc., et al., Case No.: 1:21- cv-04323 (S.D.N.Y.) (“Securities Class Action”).

Given the substantial factual overlap between the Derivative Action and the Securities Class Action and in an effort to efficiently prosecute the claims in the Derivative Action, counsel for Plaintiffs negotiated a proposed schedule of proceedings, which included the temporary deferral of the Derivative Action pending resolution of the defendants’ motion to dismiss in the Securities Class Action. In exchange, Plaintiffs’ Counsel secured Defendants’ agreement to provide advance notice of and invitation to any mediation involving the resolution of the Securities Class Action (or alternatively, contemporaneous mediation with Plaintiffs), and established the operative board of directors for demand futility purposes, among other things.

III.
SETTLEMENT NEGOTIATIONS

Consistent with the Parties’ agreement, on February 1, 2022, Defendants invited Plaintiffs’ Counsel (defined below) to participate in the mediation being held in in connection with the Securities Class Action on March 9, 2022 in an effort to reach a global settlement of the claims. Thereafter, on February 22, 2022, Plaintiffs submitted a comprehensive settlement demand in advance of mediation that, among other things, demanded implementation of a set of robust and comprehensive governance reforms tailored to address the alleged wrongdoing.

On March 9, 2022, the parties to the Securities Class Action and the Derivative Action participated in a videoconference mediation with Mr. Robert Meyer, Esq. of JAMS. In connection with the mediation, Plaintiffs’ Counsel submitted a confidential mediation statement and relevant exhibits. Although neither the Securities Class Action nor the Derivative Action were resolved at the March 9, 2022 mediation, significant progress was made. Following the mediation, the Settling Parties continued to engage in arm’s-length settlement negotiations regarding the substantive terms of the Settlement, including the Corporate Governance Reforms (defined herein), under the supervision and guidance of Mr. Meyer. On March 16, 2022, the parties to the Securities Class Action executed a memorandum of understanding reflecting an agreement in principle to settle that action. Negotiations in the Derivative Action also continued, and in May of 2022, the Parties reached an agreement in principle on the substantive terms of the Settlement. At the same time, the parties to the Securities Class Action filed their motion for preliminary approval of their settlement on May 4, 2022, which was granted on May 5, 2022. Final approval was granted on September 12, 2022.

After the substantive terms of the Settlement in the Derivative Action were agreed upon and while final resolution of the settlement in the Securities Class Action was pending, the Parties negotiated at arm’s length the amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel in recognition of the material corporate benefits conferred on the Company as a result of the Settlement (defined herein as the “Fee and Expense Amount”), again, under the guidance and supervision of Mr. Meyer. On October 14, 2022, the parties agreed to a sum of $250,000 for the Fee and Expense Amount, and on November 11, 2022, the parties executed a Term Sheet reflecting their overall agreement on all material terms of the settlement reflected herein.

IV.
REASONS FOR THE SETTLEMENT

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Derivative Action have merit. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Derivative Action against the Individual Defendants throughout a trial and any appeal(s). Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions like the Derivative Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel are also mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Derivative Action.

Based on Plaintiffs’ Counsel’s thorough investigation and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs and Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, confers substantial benefits upon Aterian, and is in the best interests of Aterian and its stockholders.

The Individual Defendants have denied and continue to deny each and every one of the claims, contentions, and allegations made against them or that could have been made against them in the Derivative Action, and expressly deny all charges of wrongdoing or liability against them. Nonetheless, Defendants have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Derivative Action, as well as the continuing expense, inconvenience, and distraction of ongoing litigation. Defendants have, therefore, determined that it is desirable for the Derivative Action to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation, and that the Settlement is in the best interests of the Company.

V.
THE SETTLEMENT

Under the terms of the Settlement, Aterian agrees to implement or retain, within thirty (30) days of entry of a final order approving the Settlement, the following Corporate Governance Reforms for a minimum of five (5) years following entry of a final order and judgment approving the proposed settlement. The independent members of Aterian’s Board unanimously acknowledge and agree that Plaintiffs’ litigation and settlement efforts in connection with the Derivative Action are the cause of the Board’s decision to adopt, implement, and maintain the Corporate Governance Reforms, and Aterian and its Board also acknowledge and agree that the Corporate Governance Reforms confer material corporate benefits upon the Company and its stockholders under Delaware’s corporate benefit doctrine and that the Settlement is, in all respects, fair, reasonable, and in the best interests of the Company and its stockholders.

A.
New Compliance Function

The proposed Settlement requires Aterian to add a formal compliance title and function to the role of either the General Counsel or Chief Legal Officer. That new compliance function shall include responsibility for corporate governance policies, fostering a culture that integrates compliance and ethics into business processes and practices, and maintaining and monitoring a system for reporting and investigating potential compliance and ethics concerns.

The responsible officer shall:

i.
Be primarily responsible for managing and overseeing Aterian’s ethics and compliance program, including by: (a) assessing organizational risk for misconduct and noncompliance with applicable laws and regulations; (b) reporting material risks relating to compliance issues to the Audit Committee; (c) making written recommendations for further evaluation and/or remedial action within deadlines established by the Audit Committee; (d) overseeing employee training in risk assessment and compliance; and (e) if and to the extent deemed appropriate, employing an independent third-party consultant and/or service to assist in the assessment of internal risk;
ii.
Consult with the Audit Committee to develop written goals for Aterian’s ethics and compliance program in light of trends and changes in laws which may affect the Company;
iii.
Make annual reports to the Board concerning compliance matters;

iv.
Review Aterian’s draft quarterly and annual reports filed on Forms 10-Q and 10- K and related materials prior to their publication to ensure the accuracy, completeness, and timeliness of disclosures relating to compliance issues and material risks to Aterian’s compliance with applicable laws and regulations, and report any material issues that may merit disclosure to Aterian’s Audit Committee; and
v.
Report directly to the Audit Committee with respect to his/her compliance function.
B.
Enhanced Director Independence Standards

Aterian shall commit to continuing its historical practice of maintaining a majority of independent board seats, and shall further apply the following heightened independence criteria proposed for a majority of directors.

To be deemed “independent” in any calendar year, an Independent Director must certify annually that she or he:

i.
has not been employed as an officer of Aterian or its subsidiaries or affiliates (defined for purposes of this letter as any individual or business entity that owns at least 5% of the securities of Aterian having ordinary voting power) within the last five calendar years;
ii.
has not received, during the current calendar year or any of the three immediately preceding calendar years, remuneration, directly or indirectly, other than de minimus remuneration, as a result of service as, or compensation paid to an entity affiliated with the director that serves as: (a) an advisor, consultant, or legal counsel to Aterian or to a member of the Aterian’s senior management; or (b) a significant customer or supplier of Aterian;
iii.
has no personal services contract(s) with Aterian, the Company’s subsidiaries, or any member of Aterian’s senior management;

iv.
has no affiliation with a not-for-profit entity that receives significant contributions from Aterian;
v.
has no interest in any investment that overlaps with an investment that Aterian has (equity, debt, or hybrid);
vi.
during the current calendar year or any of the three immediately preceding calendar years, has not had any business relationship with Aterian for which Aterian has been required to make disclosure under Regulation S-K of the SEC, other than for service as a director or for which relationship no more than de minimus remuneration was received in any one such year; provided, however, that the need to disclose any relationship that existed prior to a director joining the Board shall not in and of itself render the director non-independent;
vii.
is not employed by a public company at which an executive officer of Aterian serves as a director;
viii.
is not a member of the immediate family of any person described in subsections (i)–(vii) above;
ix.
is not related to prior Company executives;

x.
a director is deemed to have received remuneration (other than remuneration as a director, including remuneration provided to a non-executive Chair of the Board or Committee Chair), directly or indirectly, if remuneration, other than de minimis remuneration, was paid by Aterian, its subsidiaries, or affiliates, to any entity in which the director has a beneficial ownership interest of 5% or more, or to an entity by which the director is employed or self-employed, other than as a director. Remuneration is deemed de minimis remuneration if such remuneration is $60,000 or less in any calendar year, or, if such remuneration is paid to an entity, it: (a) did not exceed the lesser of $1 million, or 5% of the gross revenues of the entity for the calendar year; and (b) did not directly result in a material increase in the compensation received by the director from that entity; and
xi.
each independent director shall annually certify, in writing, that he or she is independent, and shall immediately inform the Board, in writing, of any change in his or her status.

Further, Independent Directors shall not serve on more than four boards of public companies, including Aterian.

C.
Limited Outside Board Membership

As part of the proposed Settlement, Aterian will amend the relevant documents to provide that no Board member shall serve on more than three other public companies’ boards of directors, absent majority approval of the board in a specific case where an exception is appropriate to ensure Aterian’s access to outstanding Board members.

D.
Limited Outside Audit Committee Membership

Aterian will amend the relevant documents to provide that no member of the Audit Committee shall serve on more than three other public company Audit Committees, absent majority approval of the board in a specific case where an exception is appropriate to ensure Aterian’s access to outstanding Audit Committee members.

E.
Stock Ownership Guidelines

Aterian will commit to continuing its recently adopted stock ownership guidelines for no fewer than five years.

F.
The Fee and Expense Amount

The Company, on behalf of the Individual Defendants, will pay two hundred and fifty thousand dollars ($250,000) in attorneys’ fees and expenses, as negotiated in good faith, in recognition of and based on the material corporate benefits conferred on the Company by the Corporate Governance Reforms, which would not have been adopted, implemented, or maintained but for Plaintiffs’ and Plaintiffs’ Counsel’s efforts, and the fact that the Settlement is fair, reasonable, and in the best interests of the Company and its stockholders, which amount shall be subject to approval by the Court.

Plaintiffs may seek the Court’s approval of reasonable service awards for each Plaintiff (“Service Awards”), to be paid from the Fee and Expense Amount, and the Defendants shall not oppose any such request.

VI.
SETTLEMENT HEARING

The Court has scheduled a Settlement Hearing which will be held on March 17, 2023, at 11:00 a.m., before the Honorable Victor Marrero, in the United States District Court for the Southern District of New York, located at the Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, New York, New York 10007 to:

i.
determine whether the Settlement should be approved by the Court as fair, reasonable, adequate, and in the best interests of Aterian and its stockholders;
ii.
whether an Final Order and Judgment (“Judgment”) should be entered by the Court dismissing the Derivative Action with prejudice and releasing the Released Claims; and
iii.
rule on other matters as the Court may deem appropriate.

The Court may adjourn the Settlement Hearing or conduct the Settlement Hearing remotely without further notice to current Aterian stockholders.

The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to Current Aterian Stockholders. The Court further reserves the right to enter the Judgment, inter alia, dismissing the Derivative Action with prejudice as provided for by the Stipulation at or after the Settlement Hearing and without further notice.

VII.
RIGHT TO APPEAR AND OBJECT

Any person who objects to the Settlement, the Judgment to be entered in the Derivative Action, and/or the Fee and Expense Amount and/or Service Awards, or who otherwise wishes to be heard, may appear in person or by counsel at the Settlement Hearing and may request leave of the Court to present evidence or argument that may be proper and relevant; provided, however, that except by order of the Court for good cause shown, no person shall be heard and no papers, briefs, pleadings or other documents submitted by any person shall be considered by the Court unless not later than fourteen (14) calendar days prior to the Settlement Hearing such person files with the Court and serves upon counsel listed below: (a) a written notice of intention to appear; (b) proof of current ownership of Aterian stock, as well as documentary evidence of when such stock ownership was acquired; (c) a statement of such persons’ objections to any matters before the Court, including the Settlement or proposed Judgment; (d) the grounds for such objections and the reasons that such person desires to appear and be heard, as well as all document or writings such person desires the Court to consider; (e) a description of any case, providing the name, court, and docket number, in which the objector or his or her attorney, if any, has objected to a settlement in the last three years; and (f) include a proof of service signed under penalty of perjury. Such filings shall be served electronically via the Court’s ECF filing system, by hand, or by overnight mail upon the following counsel:

Plaintiffs’ Counsel:

Michael I. Fistel, Jr.

JOHNSON FISTEL, LLP

40 Powder Springs Street

Marietta, GA 30064

Telephone: (770) 200-3104

Defendants’ Counsel:

Aaron Crowell

CLARICK GUERON REISBAUM LLP

220 Fifth Avenue, 14th Floor

New York, NY 10001

Telephone: (212) 633-4310

Noam Besdin

STEIN ADLER DABAH & ZELKOWITZ LLP

1633 Broadway, 46th Floor

New York, NY 10019

Telephone: (212) 867-5620

Unless the Court otherwise directs, no person shall be entitled to object to the approval of the Settlement, any judgment entered thereon, any award of attorneys’ fees and expenses or service awards for Plaintiffs, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding.

VIII.
INTERIM INJUNCTION

Pending final determination of whether the Settlement should be approved, no Plaintiff or other holder of Aterian stock, either directly, representatively, or in any other capacity, may commence or prosecute against any of the Released Persons any action or proceeding in any court, tribunal, or jurisdiction asserting any of the Released Claims.

“Released Persons” means all Defendants and their respective families, past, present, or future directors, officers, employees, representatives, agents, affiliates, parents, subsidiaries, insurers, co-insurers, reinsurers, executors, heirs, spouses, marital communities, assigns or transferees, and any person or entity acting for or on behalf of any of them.

“Plaintiffs’ Released Claims” means all claims, debts, disputes, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, sums of money due, judgments, suits, amounts, matters, issues and charges of any kind (including, but not limited to, any claims for interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses, amounts or liabilities whatsoever), and claims for relief of every nature and description whatsoever, including both known claims and Unknown Claims, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, foreseen or unforeseen, whether arising under federal or state statutory or common law or any other law, rule, or regulation, whether foreign or domestic, that Plaintiffs, Aterian, or any Aterian stockholder derivatively on behalf of Aterian (i) asserted in any of the complaints in the Derivative Action; or (ii) could have asserted in the Derivative Action or in any other forum that arise out of or are based upon, related to, or are in consequence of any of the allegations, transactions, facts, matters, events, disclosures, nondisclosures, occurrences, representations, statements, acts or omissions, failures to act, or circumstances that were involved, set forth, or referred to in any of the complaints filed in the Derivative Action, or that would have been barred by res judicata had either of the Derivative Action been litigated to a final judgment. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of settlement.

“Defendants’ Released Claims” means all claims, including both known claims and Unknown Claims, arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Action. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of settlement.

IX.
RELEASES

If the Court approves the Settlement, the Derivative Action will be dismissed with prejudice and on the merits and the Released Claims will be completely, fully, finally, absolutely, and forever discharged, dismissed with prejudice, settled, enjoined, released, relinquished, and compromised.

X.
SCOPE OF THIS NOTICE

This notice is not all-inclusive. The references in this Notice to the pleadings in the Derivative Action, the Stipulation, and other papers and proceedings are only summaries and do not purport to be comprehensive. For the full details of the Derivative Action, the claims and defenses which have been asserted by the parties, and the terms and conditions of the Settlement, including complete copies of the Stipulation, Aterian’s Current Stockholders are referred to the documents filed with the Court. You or your attorney may examine the court files during regular business hours each business day at the office of Clerk of the Court, Patrick Moynihan United States Courthouse, 500 Pearl Street, New York, New York 10007.

XI.
FURTHER INFORMATION

Inquiries may be made to Plaintiffs’ Counsel as follows:

Michael I. Fistel, Jr.

Mary Ellen Conner

JOHNSON FISTEL, LLP

40 Powder Springs Street

Marietta, GA 30064

Telephone: (770) 200-3104

Facsimile: (770) 200-3101

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK'S OFFICE.

DATED: January 13, 2023.	BY ORDER OF THE COURT
U.S. DISTRICT COURT FOR THE
SOUTHERN DISTRICT OF NEW YORK